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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 22, 2005


                              CSS Industries, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)


         Delaware                         1-2661                 13-920657
         --------                         ------                 ---------
(State or other jurisdiction           (Commission             (IRS Employee
     of incorporation)                 File Number)          Identification No.)


1845 Walnut Street, Philadelphia, PA                               19103
------------------------------------                               -----
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:       (215) 569-9900
                                                          --------------


                                 Not Applicable
      --------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

(d) (1) On February 22, 2005, the Board of Directors of CSS Industries, Inc. (the "Company") increased the number of directors of the Company from eight to nine and filled the resulting vacancy by electing Scott A. Beaumont as a member of the Company's Board of Directors. Mr. Beaumont is Co-founder, Chairman and Chief Executive Officer of Sugartown Worldwide, Inc., a designer, marketer and distributor of apparel, accessories and home fashions under the Lilly Pulitzer(R) trademark.

     (2) The Company is unaware of any arrangement or understanding between Mr. Beaumont and any other persons pursuant to which Mr. Beaumont was selected as a director.

     (3) Mr. Beaumont has not been named a member of any committee of the Board of Directors of the Company, and at this time, there is no expectation that he will be named as a member of any particular committee or committees of the Board of Directors.

     (4) With respect to Mr. Beaumont and members of his immediate family, there have been no past transactions and there are no currently proposed transactions described in Item 404(a) of Regulation S-K.




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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CSS Industries, Inc.
                                   (Registrant)



                                     By:   /s/ Michael A. Santivasci
                                           ------------------------------------
                                           Michael A. Santivasci
                                           Assistant General Counsel and
                                           Secretary




Date:    February 24, 2005